UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

375 Greenwich Street, Suite 516
New York, New York 10013
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of YOU On Demand Holdings, Inc. (the “Company”) was held on June 27, 2016. At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

Proposal 1(a). Holders of the Company’s Common Stock, Series A Preferred Stock and Series E Preferred Stock, voting together as a single class, elected seven directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of shareholders in 2017 and until their successors are re-elected and qualified. The votes for each of the nominees were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Bruno Wu	24,285.931	22,795	-	7,587,275
Shane McMahon	23,759,819	548,907	-	7,587,275
Mingcheng Tao	24,278,948	29,778	-	7,587,275
James Cassano	23,769,915	538,811	-	7,587,275
Jerry Fan	24,284,702	24,024	-	7,587,275
Jin Shi	24,191,734	116,992	-	7,587,275
Polly Wang	24,189,347	119,379	-	7,587,275

Proposal 1(b). Holders of the Company’s Series E Preferred Stock, voting as a separate class, elected one director, Xuesong Song, to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of shareholders in 2017 and until his successor is re-elected and qualified. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
4,223,360	-	-	-

Proposal 2. Shareholders approved the issuance of (i) up to 1,818,182 shares of Company common stock, at an exercise price of $2.75 per share under 2-year warrant held by Beijing Sun Seven Stars Culture Development Limited, a PRC company (“SSS”), (ii) 9,208,860 shares of Company common stock issuable upon the conversion of a promissory note held by SSS, and (iii) up to 15,000,000 shares of Company common stock (5,000,000 shares of Company common stock for each of 2016, 2017 and 2018), with the exact amount based on an earn-out provision under the terms of a Share Purchase Agreement with Tianjin Enternet Network Technology Limited, a PRC company and affiliate of SSS, to the extent such issuances would result in (i) SSS and its affiliates acquiring an aggregate number of shares of Company common stock equal to or exceeding 20% of the outstanding shares of Company common stock and (ii) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
20,692,686	38,698	9,825	7,587,275

Proposal 3. Shareholders ratified the selection of KPMG Huazhen LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
31,748,969	34,237	112,795	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: June 29, 2016	By:	/s/ Mingcheng Tao
Mingcheng Tao
Chief Executive Officer